UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2025

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2025, Traws Pharma, Inc. (the “Company”) and Virom, Inc. (“Viriom”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company purchased certain assets (the “Purchased Assets”) from Viriom in exchange for $2,350,000 in cash (the “Purchase Price”), which was paid in full to Virom on September 9, 2025. The Purchased Assets include certain intellectual property and other assets related to a pyrrolidine antiviral compound (the “Compound”), Viriom’s program pipeline related thereto (the “Program”) and any pharmaceutical product containing or comprising the Compound (a “Product”), including without limitation certain patents and patent applications; all other intellectual property controlled by Viriom related to the Program, Compound and Product; a third-party license agreement and rights and obligations related thereto; any and all material regulatory or similar filings, applications or associated correspondence related to the development, manufacture of commercialization of the Compound or product; all materials owned or controlled by Viriom related to the Program, Compound or Product; and certain other related assets.

The Purchase Agreement contains customary representations, warranties and covenants. The Purchase Agreement also contains customary indemnification provisions by Viriom in favor of the Company.

The foregoing description of the Purchase Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Nikolay Savchuk, the Company’s Chief Operating Officer, serves as Executive Chairman of Viriom. Additionally, Dr. Savchuk has investment control of Viriom and indirectly holds a significant number of its shares of common stock through a limited liability company of which Dr. Savchuk is the managing member and equity holder. Dr. Robert R. Redfield, M.D., the Company’s Chief Medical Officer, serves as a strategic advisor and member of Viriom’s board of directors. Each of the Company’s Audit Committee and Board of Directors reviewed and approved the Purchase Agreement and related transactions, including the related party nature thereof, and determined that Purchase Agreement and the transactions related thereto were in the best interest of the Company and that the Purchase Price was fair and reasonable.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) regarding the Purchase Agreement and the transactions contemplated thereby is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated September 9, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

*   Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2025	TRAWS PHARMA, INC.

	By:	/s/ Iain Dukes
Iain Dukes
Interim Chief Executive Officer